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                                                                       EXHIBIT 8

               FIRST AMENDMENT TO FUNDS TRADING AGREEMENT BETWEEN
          FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC.,
       INVESTORS BANK & TRUST COMPANY, BROWN BROTHERS HARRIMAN & COMPANY,
             GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC, AND GMO TRUST

         THIS AMENDMENT, dated as of the first day of January 2002, by and between Fidelity Investments Institutional Operations Company, Inc. ("FIIOC"), Investors Bank & Trust Company ("Transfer Agent"), Brown Brothers Harriman & Company ("Pricing Agent"), Grantham, Mayo, Van Otterloo & Co. LLC ("GMO"), and GMO Trust, a Massachusetts Business Trust, on behalf of each fund listed on Exhibit A, severally and not jointly (individually, the "Fund" and collectively, the "Funds").

                                   WITNESSETH:

         WHEREAS, FIIOC, Transfer Agent, Pricing Agent, GMO and GMO Trust heretofore entered into an agreement dated July 1, 2001 (the "Agreement") with regard to certain employee benefit plans for which FIIOC performs administrative and recordkeeping services; and

         WHEREAS, FIIOC, Transfer Agent, Pricing Agent, GMO and GMO Trust desire to amend the Agreement in accordance with the provisions of Section 19 thereof.

         NOW THEREFORE, in consideration of the above premises, Transfer Agent, Pricing Agent, GMO and GMO Trust hereby amend the Agreement as follows:

              1)  Inserting the following notice and limitation of liability:

                  "20. Notice and Limitation of Liability. GMO Trust is a Massachusetts business trust and a copy of the Agreement and Declaration of Trust of GMO Trust is on file with the Secretary of The Commonwealth of Massachusetts. Notice is hereby given that this Agreement is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of or arising out of this Agreement with respect to each Fund are not binding upon any of the Trustees or shareholders individually or any other series of the Trust, but are binding only upon the assets and property of the Fund."

              2) Amending and restating Exhibit A in its entirety as attached hereto; and

              3) Amending and restating Exhibit D in its entirety as attached hereto.

         IN WITNESS WHEREOF, FIIOC, Transfer Agent, Pricing Agent, GMO and GMO Trust have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

INVESTORS BANK & TRUST               FIDELITY INVESTMENTS INSTITUTIONAL
COMPANY                              OPERATIONS COMPANY, INC.

By: ______________________________   By: _________________________________

Name: ____________________________   Name: _______________________________

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Title: ___________________________   Title: ______________________________

Date: ____________________________   Date: _______________________________


GRANTHAM MAYO                        GMO TRUST, ON BEHALF OF EACH
VAN OTTERLOO & CO. LLC               FUND ON EXHIBIT A, SEVERALLY
                                     AND NOT JOINTLY

By: ______________________________   By: _________________________________

Name: Elaine M. Hartnett             Name: Elaine M. Hartnett
      ____________________________         _______________________________

Title: Assoc. General Counsel        Title: Vice President
       ___________________________          ______________________________

Date: December 18, 2001              Date: December 18, 2001
      ____________________________         _______________________________



BROWN BROTHERS HARRIMAN &
COMPANY

By: ______________________________

Name: ____________________________

Title: ___________________________

Date:  ___________________________


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                                    EXHIBIT A

                                      FUNDS


SECTION I:
---------
FUND:              GMO Foreign Fund, Class III
TICKER SYMBOL:     GMOFX
CUSIP:             362007551



SECTION II:
----------
FUND:              GMO Foreign Fund, Class M Shares
TICKER SYMBOL:     N/A
CUSIP:             362008468



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                                    EXHIBIT D

                                  COMPENSATION


          WITH REFERENCE TO THE FUNDS LISTED IN SECTION I OF EXHIBIT A, in consideration of the services provided by FIIOC under this Agreement, no compensation shall be paid.

          WITH REFERENCE TO THE FUNDS LISTED IN SECTION II OF EXHIBIT A, in consideration of the services provided by FIIOC under this Agreement, Transfer Agent shall pay to FIIOC an amount equal to 35basis points (0.35%) per annum of the average aggregate amount invested in the Funds through the Plans each calendar month.

          The average aggregate amount invested through the Plans over a calendar month shall be computed by totaling daily balances during the month and dividing such total by the actual number of days in the month. FIIOC shall calculate this payment at the end of each calendar month and shall forward an invoice to Transfer Agent, along with such other supporting data as may be reasonably requested by Transfer Agent. Transfer Agent shall make such payment to FIIOC via wire transfer within 30 days of receipt of FIIOC's invoice.


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